ASTEC INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 1996



TO THE SHAREHOLDERS:

	Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Astec Industries, Inc., a Tennessee corporation (the "Company") will be held at the Company's executive offices, 4101 Jerome Avenue, Chattanooga, Tennessee, on April 25, 1996, at 10:00
A.M., Chattanooga time, for the following purposes:

	1.	To elect three directors in Class I to serve until the annual meeting of shareholders in 1999, or in the case of each director until his successor is duly elected and qualified;
and

	2.	To transact such other business as may properly come
before the Annual Meeting or any adjournments thereof.

	Only shareholders of record at the close of business on March 11, 1996 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders at the offices of the Company from March 18, 1996 through the Annual Meeting.

							By Order of the Board of Directors

							ALBERT E. GUTH,
							Secretary



Dated:  March 18, 1996

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY APPOINTMENT CARD
PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

ASTEC INDUSTRIES, INC.
4101 Jerome Avenue
Chattanooga, Tennessee  37407
(423) 867-4210

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 25, 1996


	The enclosed proxy appointment is solicited by and on behalf of the Board of Directors of Astec Industries, Inc. (the "Company") for use at its Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 25, 1996, and at any adjournments thereof. The appointment of proxy is revocable at any time prior to its exercise at the Annual Meeting by (i) written notice to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy appointment bearing a later date, or (iii) attending the Annual Meeting and voting in person.

	This Proxy Statement is being mailed by the Company to its shareholders on or about March 18, 1996. The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995, including financial statements, is being sent to the shareholders with this Proxy Statement.

	Only holders of record of the Company's Common Stock as of the close of business on March 11, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date there were 10,037,199 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. A shareholder is entitled to one vote for each share of Common Stock held.

ELECTION OF DIRECTORS

	The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years.
The terms of directors of Class I expire with this Annual Meeting. The directors of Class II and Class III will continue in office until the 1997 and 1998 annual meetings of shareholders, respectively. At the present time there are three directors in Class I, four directors in Class II, and four directors in Class III. The shareholders are being asked to vote for the election of the three directors in Class I.

	If the enclosed proxy appointment card is properly executed and returned, the persons appointed as proxies will vote the shares represented by the proxy appointment in favor of the election to the Board of Directors of each of the three Class I nominees whose names appear below, unless either authority to vote for any or all of the nominees is withheld or such appointment has previously been revoked. It is anticipated that management shareholders of the Company will grant authority to vote for the election of all the nominees. Each Class I director will be elected to hold office until the 1999 annual meeting of shareholders and thereafter until his successor has been elected and qualified. In the event that any nominee is unable to serve (which is not anticipated), the persons appointed as proxies will cast votes for the remaining nominees and for such other persons as they may select.

	The Board of Directors recommends that shareholders check "Authority Granted" to vote for the election of all of the nominees. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual
Meeting at which a quorum is present is required for the election of the nominees. Withholding authority to vote with respect to any one or more nominees will constitute a vote against such nominee(s).


Certain Information Concerning Nominees and Directors

	The following table sets forth the names of the nominees and of the directors continuing in office, their ages, the year in which they were first elected directors, their position(s) with the Company, their principal occupations and employers for at least the last five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940, the number of shares of the Company's Common Stock beneficially owned by them on March 11, 1996, and the percentage of the 10,037,199 total shares of Common Stock outstanding on such date that such beneficial ownership represents. For information concerning membership on Committees of the Board of Directors, see "Other
Information About the Board and its Committees" below.

NOMINEES FOR DIRECTOR

Class I
For Three-Year Term Expiring Annual Meeting 1999
           		       Positions with the Company,	                     Shares of Common Stock
Name, Age, and  	   Principal Occupations During	                    Beneficially Owned and
Year First	         At Least Past Five Years,	                       Percent of Common
Elected Director   	and Other Directorships      	                   Stock Outstanding 1

Jerry F. Gilbert
(50)
(1991)
                    Mr. Gilbert has served as the President of
                    Trencor, Inc., a subsidiary of the Company,
                    since 1988 when the Company acquired all
                    of the outstanding stock of its predecessor
                    corporation, Trencher Corporation of
                    America.  Mr. Gilbert had served as
                    President of Trencher Corporation of
                    America since 1981.                               42,565   2


G. W. Jones
(69)
(1993)
                    Mr. Jones has served as a director of the
                    Company since 1993.  While currently
                    retired, Mr. Jones served as President of
                    APAC, Inc., a subsidiary of Ashland Oil,
                    Inc., and as Senior Vice President of
                    Ashland Oil, Inc., from 1969 to 1992.                2,000


Ronald W. Dunmire
(58)
(Nominated in 1996)
                    Mr. Dunmire served as President and Chief
                    Executive Officer of Cedarapids, Inc., a
                    manufacturer of rock crushing and road
                    building equipment and a subsidiary of
                    Raytheon Company, from 1983 until 1993.
                    Mr. Dunmire is currently retired.                      0


MEMBERS OF BOARD OF DIRECTORS
CONTINUING IN OFFICE

Class II
Term Expiring Annual Meeting 1997


                     Positions with the Company,	                    Shares of Common Stock
Name, Age, and      	Principal Occupations During	                   Beneficially Owned and
Year First	          At Least Past Five Years,	                      Percent of Common
Elected Director    	and Other Directorships     	                   Stock Outstanding  1

Daniel K. Frierson
(54)
(1994)
                      Mr. Frierson has been the Chief Executive Officer
                      of Dixie Yarns, Incorporated, a public company in
                      the textile manufacturing business, since 1979 and
                      has served as Chairman of the Board of such
                      company since 1987.  Mr. Frierson also serves as a
                      director on the board of SunTrust Bank of
                      Chattanooga, N.A., which was formerly American
                      National Bank.                                    	1,500


E. D. Sloan, Jr.
(66)
(1978)
                      Mr. Sloan is Chairman of the Board of Nolas
                      Trading Company, Inc., a privately owned
                      investment concern, and served from 1984 through
                      1987 as the Chairman of the Board of Sloan
                      Construction Co., Inc.                          251,000   3
                                                                        2.50%


George C. Dillon
(73)
(1986)
                       Mr. Dillon has served as a director of the Company
                       since 1986.  While currently retired, Mr. Dillon
                       formerly served as a director of the Phelps Dodge
                       Corporation, Newhall Land & Farming Company,
                       and Butler Manufacturing Co.                      2,200


Robert G. Stafford
(57)
(1988)
                       Mr. Stafford has served as President of Telsmith,
                       Inc., a subsidiary of the Company, since April
                       1991.  Previously, he served as President of the
                       Company's Telsmith division from January 1991
                       until April 1991, and as President of the
                       predecessor Telsmith, Inc., a subsidiary of the
                       Company's Barber-Greene subsidiary, from January
                       1987 until December 1990.  4                    78,7645

MEMBERS OF BOARD OF DIRECTORS
CONTINUING IN OFFICE

Class III
Term Expiring Annual meeting 1998

                      Positions with the Company,	                  Shares of Common Stock
Name, Age, and	       Principal Occupations During	                 Beneficially Owned and
Year First	           At Least Past Five Years,	                    Percent of Common
Elected Director	     and Other Directorships     	                 Stock Outstanding  1

J. Don Brock
(57)
(1972)
                      Dr. Brock has been President of the Company
                      since its incorporation in 1972 and assumed the
                      additional position of Chairman of the Board in
                      1975.  He earned his Ph.D. degree in mechanical
                      engineering from the Georgia Institute of
                      Technology and also serves as a director of Crown
                      Andersen Inc.
                                                                      2,260,0006
                                                                          22.34%

Albert E. Guth
(56)
(1972)
                       Mr. Guth has been Chief Financial Officer of the
                       Company since 1987, Senior Vice President of the
                       Company since 1984, Treasurer of the Company
                       since 1994 and Secretary of the Company since 1972.
                                                                        45,000   7


W. Norman Smith
(56)
(1982)
                       Mr. Smith has served as the President of Astec,
                       Inc., a subsidiary of the Company, since its
                       formation in January 1995.  Previously, he served
                       as the President of Heatec, Inc., a subsidiary of the
                       Company, since 1977.                              148,210   8
                                                                             1.47%

William B. Sansom
(54)
(1995)

                       Mr. Sansom has served as the Chairman and
                       Chief Executive Officer of H.T. Hackney Co., a
                       diversified wholesale grocery, gas and oil, and
                       furniture manufacturing company, since 1983.
                       Formerly, Mr. Sansom served as the Tennessee
                       Commissioner of Transportation from 1979 to
                       1981, and as Tennessee Commissioner of Finance
                       and Administration from 1981 to 1983.  Mr.
                       Sansom also serves as a director on the boards of
                       Martin Marietta Materials and First Tennessee
                       National Corporation.                             1,000

[FN]
1 The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated. As indicated, certain of the shares included are beneficially owned by the holders by virtue of their ownership of options to purchase Common Stock under the 1986 Stock Option Plan or the 1992 Stock Option Plan and such shares issuable upon currently exercisable options have been taken into account in determining the percent of Common Stock owned. Unless indicated in the table, the number of shares included in the table as beneficially owned by a director or nominee does not exceed one percent of the Common Stock of the Company outstanding on March 11, 1996.

2 Includes 23,000 shares subject to options under the Company's 1992 Stock Option Plan and 2,765 shares held in the Company's 401(k) Plan over which Mr. Gilbert has no voting power.

3 Includes 100,000 shares held of record by Nolas Trading Company, Inc., a corporation of which Mr. Sloan owns all of the issued and outstanding shares of common stock, and 150,000 shares held of record by Nolas Trading Company, Inc. Pension Trust.

4 Telsmith, Inc., a Wisconsin corporation and wholly owned subsidiary of Barber-Greene, was merged into Barber-Greene effective January 1, 1991 to form the Telsmith division of the Company. On April 17, 1991, the Barber-Greene paving equipment business was sold to Caterpillar Paving Products, Inc. Following such sale, Barber-Greene, a Delaware corporation, changed its name to Telsmith, Inc.

5 Includes 37,000 shares subject to options under the Company's 1986 Stock Option Plan, 40,000 shares subject to options under the Company's 1992 Stock Option Plan, and 1,764 shares held in the Company's 401(k) Plan over which Mr. Stafford has no voting power.

6 Does not include 431,884 shares held beneficially by Edna F. Brock, Dr. Brock's mother, over which shares he has no voting or dispositive power. Does include 40,000 shares subject to options under the Company's 1986 Stock Option Plan and 40,000 shares subject to options under the Company's 1992 Stock Option Plan. Also includes 1,110,000 shares over which Dr. Brock has voting but not dispositive power pending an appeal of a Final Judgment filed in the Chancery Court of Hamilton County, Tennessee on October 5, 1995 in connection with a divorce proceeding in which Lynne W. Brock, Dr. Brock's former spouse, was awarded such shares.

7 Includes 15,000 shares subject to options under the Company's 1992 Stock Option Plan.

8 Includes 10,000 shares subject to options under the Company's 1986 Stock Option Plan, 26,000 shares subject to options under the Company's 1992 Stock Option Plan, and 7,440 shares owned by Mr. Smith's children.


Other Information about the Board and its Committees

	Meetings. During 1995, the Board of Directors held six meetings, and the Board's Committees held the meetings described below. Except for Messrs. Dillon and Frierson, each incumbent director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he has been a director; and (2) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

	Committees. The Company's Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, and a
Technical Committee. The Company does not have a nominating committee. The full Board of Directors performs the function which would be performed by a nominating committee. Certain information regarding the Board's Committees is set forth below.

	Executive Committee. The Executive Committee is authorized to act on behalf of the Board of Directors on matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. The current members of the Executive Committee are Dr. Brock (Chairman) and Messrs. Smith and Guth. The Executive Committee did not meet during 1995, and all action of the Executive Committee was taken by unanimous written consent.

	Audit Committee. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the next fiscal year, reviews with the independent auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and inquires as to the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Messrs. Dillon (Chairman), Sloan, Martin, Jones, Frierson and Sansom, and during 1995, the Audit
Committee held three meetings.

	Compensation Committee. The Compensation Committee is authorized to consider and recommend to the full Board the executive compensation policies of the Company and to administer both of the Company's stock option plans. The current members of the Compensation Committee are Messrs. Sloan (Chairman), Martin, Dillon, Jones, Frierson and Sansom, and during 1995, the Compensation Committee held two meetings.

	Technical Committee. The Technical Committee met twice in 1995 to review the Company's product lines and to consider new areas of technical design. The current members of the Technical Committee are Dr. Brock (Chairman) and Messrs. Stafford and Smith.


Transactions With Management

	On March 20, 1995, the Company acquired all of the issued and outstanding shares of Trace Industries, Inc., a New Mexico corporation doing business as CEI Enterprises ("CEI"), in exchange for $852,004 in cash and 87,333 shares of Company Common Stock. This purchase price was determined by the Senior Vice President of the Company based on his opinion of the fair market value of CEI following arm's length negotiation. Prior to this acquisition, CEI was a closely held company with four shareholders including Mr. Brent England, its President. In connection with this transaction, CEI was merged into a wholly owned subsidiary of the Company with Mr. England continuing to serve as President of the successor corporation and, as such, is now an executive officer of the Company. In lieu of providing registration rights to the former shareholders of CEI with respect to the shares of Company
Common Stock being issued in this transaction, the Company granted each such shareholder the right to require the Company to redeem the shares at any time within two years of the closing date at a price of $12.00 per share. Mr. England received 23,333 shares of Company Common
Stock in connection with this transaction and, consistent with the rights granted to each other former shareholder of CEI, has the right to require the redemption of such shares by the Company for $12.00 per share at any time on or before March 20, 1997.


Common Stock Ownership of Management

	Based on available information, the Company believes that its directors and executive officers as a group beneficially owned the following number of shares of Common Stock as of March 11, 1996:

Title of Class             Shares Beneficially Owned  1       Percent of Class
Common Stock, $.20 Par Value       2,869,3392                       27.84%



1   The foregoing table includes 268,000 shares which the directors and executive officers have the right to acquire pursuant to currently exercisable options under the Company's stock option plans. Such shares issuable upon exercise of all currently exercisable options are assumed to be outstanding for purposes of determining the percent of shares owned by the group.

2   Includes 1,110,000 shares over which Dr. Brock has voting but not dispositive power pending an appeal of a Final Judgment filed in the Chancery Court of Hamilton County, Tennessee on October 5, 1995 in connection with a divorce proceeding in which Lynne W. Brock, his former spouse, was awarded such shares.


Common Stock Ownership of Certain Beneficial Owners


	The following table sets forth information as of the dates indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock.


Name and Address of                               Amount and Nature of
Beneficial Owner           Date                   Beneficial Ownership     Percent of Class

J. Don Brock
Astec Industries, Inc.
4101 Jerome Avenue
Chattanooga, Tennessee
37407                       March 11, 1996         2,260,0002              22.34%

Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee, Wisconsin
  53202                    March 11, 1996           1,774,6003             17.68%

Overseas Lending Corporation
c/o Enpro International N.V.
345 Avenue of the Americas
New York, New York
10105                      March 11, 1996              554,000              5.52%

[FN]
1 The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated.

2 Includes 40,000 shares subject to options under the 1986 Stock Option Plan and 40,000 shares subject to options under the 1992 Stock Option Plan. The shares of Common Stock issuable upon exercise of such options held by Dr. Brock are assumed to be outstanding for purposes of determining percent of shares owned by Dr. Brock. Does not include 431,884 shares held beneficially by Edna F. Brock, Dr. Brock's mother, over which shares he has no voting or dispositive power. Also includes 1,110,000 shares over which Dr. Brock has voting but not dispositive power pending an appeal of a Final Judgment filed in the Chancery Court of Hamilton County, Tennessee on October 5, 1995 in connection with a divorce proceeding in which Lynne W. Brock, Dr. Brock's former spouse, was awarded such shares.

3 Based on information previously provided by such investor to the Company, Heartland Advisors, Inc. is an investment advisor with voting and dispositive power over such shares.

Executive Compensation

	The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 1993, 1994 and 1995 for (i) the President of the Company, and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive
Officers").

Summary Compensation Table

                            Annual Compensation
Name and                                                              All Other
Principal Position       Year           Salary($)       Bonus($)      Compensation($)1

J. Don Brock             1995           $232,000        $50,000       $33,965
Chairman of the Board,
President                1994            225,000        120,000         5,734
and Treasurer            1993            220,000        110,000         4,590

Robert G. Stafford       1995            147,885         54,760         3,421
President of Telsmith,
Inc.                     1994            141,865         30,530         3,421
                         1993            134,885         62,775         2,561

Jerry F. Gilbert         1995            140,000         11,900         3,274
President of Trencor,
Inc.                     1994            135,000         24,975         3,455
                         1993            130,000         24,050         2,998

Albert E. Guth           1995            135,000         25,000         3,770
Chief Financial
Officer, Senior          1994            130,000         45,000         4,170
Vice President and
Secretary                1993            125,000         40,000         2,864

W. Norman Smith          1995            140,000         70,000         3,695
President of Astec,
Inc.                     1994            115,877         48,160         3,794
                         1993            107,000         39,055         3,219

[FN]

1  The compensation reported under All Other Compensation represents
(a) contributions to the Company's 401(k) Plan on behalf of the Named Executive Officers to match 1995 pre-tax elective contributions (included under salary and bonus) made by each Named Executive Officer to such plan; and (b) insurance premiums on term life insurance policies for the benefit of each of the Named Executive Officers. Company contributions under the 401(k) Plan for the 1995 fiscal year were as follows: $3,000 to Dr. Brock; $3,000 to Mr. Stafford; $3,000 to Mr. Gilbert; $3,000 to Mr. Guth; and $3,000 to Mr. Smith. The amount of insurance premium paid for the benefit of each of the Named Executive Officers for the 1995 fiscal year was: $30,965 for Dr. Brock; $421 for Mr. Stafford; $274 for Mr. Gilbert; $770 for Mr. Guth; and $695 for Mr. Smith. The Named
Executive Officers have no interest in the cash surrender value of the term life insurance policies.

Option Grants in Last Fiscal Year

	The following table provides details regarding stock options granted to the Named Executive Officers in 1995. In addition, the hypothetical gains or "option spreads" that would exist for the respective options are reflected. These gains are based on assumed rates of annual compound price appreciation of 5% and 10% from the date the options were granted over the full option term.

Individual Option Grants

                     Securities        % of Total                                              Potential Realizable
                     Underlying        Options Granted     Exercise                            Value at Assumed Annual
                     Options           to Employees in     or Base             Expiration      Rates of Stock Price
Name                 Granted (#)  1    Fiscal Year (%)     Price ($/Sh)  2     Date            Appreciation for Option Term ($)
                                                                                               5%                  10%

J. Don Brock  3      20,000                29.9              14.163           2/28/00          45,383              131,446

Robert G. Stafford    5,000                 7.5              12.875           2/28/05          40,485              102,597

Jerry F. Gilbert      5,000                 7.5              12.875           2/28/05          40,485              102,597

Albert E. Guth        5,000                 7.5              12.875           2/28/05          40,485              102,597

W. Norman Smith      10,000                14.9              12.875           2/28/05          80,970              205,194

[FN]

1 All of the options are incentive stock options granted under the Astec Industries, Inc. 1992 Stock Option Plan (the "Plan") and are currently exercisable. If the Company is a party to any reorganization under which the Company will not remain in existence or substantially all of its Common Stock will be purchased by a single purchaser or group of purchasers acting together, the Compensation Committee of the Board of Directors (the "Committee") may, in its discretion, (i) declare all options outstanding under the Plan exercisable immediately and terminate any options not so exercised within a time period specified by the Committee;
(ii) adjust the outstanding options as appropriate so that they apply to the securities of the corporation resulting from such reorganization; or (iii) take some combination of (i) and (ii). If the Committee believes an event is likely to lead to a change in control of stock ownership of the Company, whether or not any such change in control actually occurs, the Committee may declare all options granted under the Plan immediately exercisable.

2 The exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

3 As a ten percent or greater stockholder of the Company, as required by the Plan, the incentive stock options to Dr. Brock were granted for a five-year term with an exercise price equal to 110% of the market value of the Common Stock on the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	The following table shows stock option exercises by the Named Executive Officers during 1995, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares underlying both exercisable and non-exercisable stock options as of December 31, 1995. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

                                                       Number of Securities
                                                       Underlying                               Value of Unexercised
                   Shares                              Unexercised Options                      In-the-Money Options
                   Acquired on      Value              at Fiscal Year-End(#)                    at Fiscal Year-End(#)
Name               Exercise (#)     Realized ($)       Exercisable         Unexercisable      Exercisable   Unexercisable

J. Don Brock       0                0                  80,000		            0                  $340,000		      0

Robert G. Stafford 0                0                  77,000		            0                  $423,900		      0

Jerry F. Gilbert   0                0                  23,000		            0                  $ 66,250		      0

Albert E. Guth     3,000            $25,500            15,000		            0                  $ 0             0

W. Norman Smith    0                0                  36,000		            0                  $138,000		      0


	Pension Plan. The Company formerly operated a defined benefit plan for the Barber-Greene shop, Barber-Greene office and Telsmith office employees. In December 1995, all assets in this plan were finally distributed to Transamerica, Inc. for the establishment of annuities for the benefit of its participants. At the time of this distribution, Mr. Stafford had nine and one-third years of credit under the plan and has an estimated annual benefit payable upon retirement of $8,385.

	Compensation of Directors. The Company's current policy regarding the compensation of directors is to pay directors who are not full-time employees of the Company a fee of $6,000 per year for services as a director, plus $1,000 for each Board meeting attended. Further, directors are paid $500 per Committee meeting attended or $300 if the Committee meeting occurs on the day of a Board meeting. The Company also reimburses the directors for travel and other out-of-pocket expenses incurred in connection with their duties as directors. Directors who are full-time employees of the Company receive no additional compensation for services as directors.

	Compensation Committee Interlocks and Insider Participation. The current members of the Company's Compensation Committee are Messrs.
Sloan (Chairman), Messrs. Martin, Dillon, Jones, Frierson and Sansom, none of which served as an officer or employee of the Company during the 1995 fiscal year.

	Five-Year Shareholder Return Comparison. The following line-graph presentation compares cumulative, five-year shareholder returns of the Company with the Nasdaq Stock Market (US Companies) and an industry group composed of manufacturers of industrial and commercial machinery and computer equipment over the same period (assuming the investment of $100 in the Company's Common Stock , the Nasdaq Stock Market (US Companies) and the industry group on December 31, 1990, and reinvestment of all dividends).

                            GRAPH  HERE

Year-End Cumulative Returns


                         1990      1991      1992      1993     1994      1995

Astec Industries, Inc.   100      200.0      623.1     946.2    784.6     607.7
Nasdaq Stock Market      100      160.6      186.9     214.5    209.7     296.3
Peer Index               100      136.5      178.5     183.8    203.8     313.6

Legend

					Symbol		Index Description

--------------	   Astec Industries, Inc.
--  -  -- - -- 	  Nasdaq Stock Market (US companies)
- - - - - - -    	Peer Index (Standard Industrial Classification Code Group 35)

	Total return calculations for the Nasdaq Stock Market (US Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the approximately 536 companies, including the Company, in the Standard Industrial Classification ("SIC") Code Group 35 - industrial and commercial machinery and computer equipment.
Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. Specific information regarding the companies comprising the Peer Index, SIC
Code Group 35, will be provided to any shareholder upon request to the Secretary of the Company.

Compensation Committee Report on Executive Compensation.

	The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Overview and Philosophy

	The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of outside directors and is responsible for making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, recommends the compensation to be paid to the Company's executive officers.

	The objectives of the Company's executive compensation program are to:

	-	Approve compensation policies and guidelines that will attract and retain qualified personnel and reward performance.

	-	Encourage the achievement of Company performance by utilizing a performance rated bonus plan.

	The executive compensation program provides an overall level of compensation opportunity that is competitive within the construction equipment manufacturing industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in similar companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee will use its discretion to recommend executive compensation where in its judgment external, internal or an individual's circumstances so warrant.

Executive Officer Compensation Program

	The Company's executive officer compensation program is comprised of base salary, annual cash performance rating bonus plan compensation, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to all employees of the Company. The Company does not have a policy that requires or encourages the Board of Directors to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Board of Directors will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent necessary and to the extent consistent with its other compensation objectives.

Base Salary

	Base salary for the Company's executive officers is determined by the Compensation Committee based on the individual's education, experience and performance. The Compensation Committee periodically reviews each executive officer's compensation.

Annual Cash Incentive Compensation

	The Performance Rating Management Bonus Plan is the Company's annual incentive program for executive officers and key managers of the Company's subsidiaries, and all non-union employees. The purpose of the plan is to provide direct financial incentive in the form of an annual cash bonus to those who achieve their business units' annual goals. Budgeted goals for the Company and each business unit are set at the beginning of each fiscal year. In 1988, the following measures of Company performance were selected: return on capital employed, cash flow on capital employed, growth, and safety. Each year the relative values of these measures are adjusted based on the circumstances and goals defined. Individual performance may also be taken into account in determining bonuses, but no bonus is paid unless the above criteria have been achieved. A performance score which is weighted two-thirds for the current year and one-third for the prior year is applied to ten percent of earnings by division after consideration of income taxes. The performance rating earned may vary from 5% to 100% of the 10%.

Stock Option

	The stock option program is the Company's long-term incentive plan for executive officers and key managers. The objectives of the program are to relate executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock position in the Company's Common Stock. The Company's stock option plans authorize the Compensation Committee to award key personnel stock options and stock appreciation rights. Awards are granted at the discretion of the Compensation Committee based on Company performance, individual performance and the employee's position with the Company.

Benefits

	The Company provides medical and 401(k) benefits to the executive officers that are generally available to Company employees. The amount of prerequisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1995 and are very minimal.

Chief Executive Officer Compensation

	Dr. Brock has served as President of the Company since he founded it in 1972. His base salary in 1995 was $232,000, a level believed to be competitive with that of other similarly situated companies in the construction equipment industry.

	Dr. Brock's bonus in fiscal 1995 was $50,000. This bonus was based on the subjective determination of the Compensation Committee in recognition of Dr. Brock's contribution to the Company in 1995. On
March 1, 1995, the Compensation Committee also granted Dr. Brock an option to acquire 20,000 shares of Company stock under the Company's
1992 Stock Option Plan.  The Compensation Committee believes Dr.
Brock has continued to manage the Company well in a challenging business climate and has achieved above-average results in comparison to others in 1995.


	COMPENSATION COMMITTEE

				E. D. Sloan, Jr., Chair
				Joseph Martin, Jr.
				George C. Dillon
				G. W. Jones
				Daniel K. Frierson
				William B.Sansom



Section 16(a) Filing Requirements

	Based solely on a review of the copies of the Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required to be filed, the Company believes that during 1995 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were satisfied, except that Mr. Brent England failed to file a Form 3 to report becoming an executive officer of the Company and Mr. Sansom failed to file a Form 3 to report becoming a director of the Company. These deficiencies were corrected on Form 3's filed by Mr. England and by Mr. Sansom on March 6, 1996.

AUDITORS

	Ernst & Young served as the Company's auditors for the year ended December 31, 1995, and that firm of independent accountants is serving as auditors for the Company for the current calendar year. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

	The reports of Ernst & Young on the financial statements of the Company for the three most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

SOLICITATION OF PROXIES

	The cost of soliciting proxy appointments will be borne by the Company. In addition to solicitation by mail, officers of the Company may solicit proxy appointments by personal interview, and by telephone and telegraph, and may request brokers holding stock in their names, or the names of nominees, to forward proxy soliciting material to the beneficial owners of such stock and will reimburse such brokers for their reasonable expenses.

OTHER MATTERS

	Management does not know of any other matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy appointment and this proxy statement properly come before the meeting, the persons appointed as proxies will vote thereon in accordance with their best judgment.

	Whether or not you expect to be present at the meeting in person, please vote, sign, date, and return promptly the enclosed proxy appointment card in the enclosed envelope. No postage is necessary if the proxy appointment card is mailed in the United States.


SHAREHOLDER PROPOSALS

	Proposals of shareholders of the Company intended to be presented for consideration at the 1997 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before November 19, 1996 in order to be included in the Company's Proxy Statement and Form of Proxy Appointment relating to the 1997 Annual Meeting of Shareholders.